                                                               EXHIBIT 14(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation  by reference in  Oppenheimer  Integrity  Funds filing  on Form  N-14 of our  report on the  Oppenheimer  Core  Bond Fund  dated
February 11, 2005,  appearing in the Oppenheimer  Core Bond Fund's  Statement of
Additional Information, which is part of such Registration Statement, and to the references to us under the headings  "Independent  Registered  Public Accounting
Firm" and "Independent  Registered  Public  Accountants" in the Oppenheimer Core
Bond Fund's Statement of Additional Information.

/s/ Deloitte & Touche LLP
-------------------------------------
Deloitte & Touche LLP

Denver, Colorado
December 1, 2005